UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2024

AUDACY, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14461	23-1701044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Market Street, 4th Floor Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
*	*	*

*

On October 30, 2023, the NYSE filed a Form 25 relating to the delisting from the NYSE of our Class A common stock. The delisting became effective on November 9, 2023. The Class A common stock will continue to trade over the counter under the symbol “AUDA.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

Prepackaged Debt Restructuring

Audacy, Inc. (the “Company” or “Audacy”) and certain of its direct and indirect subsidiaries (together with the Company, the “Debtors”), with the support of a supermajority of the Debtors’ first lien and second lien debtholders (the “Debtholders”), are in the process of implementing a comprehensive debt restructuring (the “Restructuring”) that will equitize approximately $1.6 billion of the Debtors’ funded debt, a reduction of 80% from approximately $1.9 billion to approximately $350 million. The Restructuring will be effectuated through a joint prepackaged plan of reorganization (the “Plan”) under voluntary petitions filed by the Debtors on January 7, 2024 (the “Chapter 11 Cases”) pursuant to Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”).

Information filed with the Bankruptcy Court in connection with the Restructuring is also accessible on the website of Audacy’s claims and noticing agent at https://dm.epiq11.com/Audacy. Such information is not part of this current report on Form 8-K.

Item 1.01.	Entry into a Material Agreement.

Bankruptcy Court Approval of Interim Orders

On January 8, 2024, the Bankruptcy Court entered interim orders, which among other things, approved (i) the Debtors’ access to a $32 million debtor-in-possession term loan facility (the “DIP Facility”) and (ii) a $25 million upsize of the Company’s existing $75 million account receivables financing facility to $100 million. The DIP Facility and the upsize of the receivables facility is expected to provide the Debtors with day-to-day operating liquidity during the Chapter 11 Cases to enable the Debtors to continue their business operations in the ordinary course.

DIP Facility

On January 9, 2024, Audacy Capital Corp. and certain of the Company’s subsidiaries entered into the DIP Facility pursuant to a Senior Secured Superpriority Debtor-in-Possession Credit Agreement with Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent, and the lenders party thereto substantially in the form attached as Exhibit 10.2 to the Company’s current report on Form 8-K filed on January 8, 2024. The terms of the DIP Facility were previously disclosed under Item 1.01 in the Company’s current report on Form 8-K filed on January 8, 2024 (File No. 001-14461), and the description of such terms and the text of the DIP Facility are incorporated by reference into this Item 1.01 of this current report on Form 8-K.

Amendments to Receivables Facility

On January 9, 2024, the Company amended its accounts receivable securitization facility (the “Receivables Facility”) to, among other things, increase the available financing limit from $75 million to $100 million and extend the facility revolving period termination date from July 15, 2024 to January 9, 2026. The amendment documentation includes entry into:

•

an Amended and Restated Receivables Purchase Agreement, by and among Audacy Receivables, LLC (“Audacy Receivables”), the investors party thereto, DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt AM Main (the “Agent”) and Audacy Operations, Inc. (the “A&R Receivables Purchase Agreement”);

•

an Amended and Restated Purchase and Sale Agreement, by and among Audacy Operations, Inc. (“Audacy Operations”), the originators party thereto and Audacy New York, LLC (the “A&R Purchase and Sale Agreement”);

•	an Amended and Restated Sale and Contribution Agreement, by and among Audacy Operations, Audacy New York, LLC (“Audacy NY”) and Audacy Receivables (the “A&R Sale and Contribution Agreement”); and

•

an Amended and Restated Performance Guaranty, between Audacy, Inc. and the Agent (the “A&R Performance Guaranty,” and together with the A&R Receivables Purchase Agreement, the A&R Purchase and Sale Agreement and the A&R Sale and Contribution Agreement, the “Agreements”).

Pursuant to the A&R Purchase and Sale Agreement, the Originators (as defined in the A&R Purchase and Sale Agreement) have sold, and will continue to sell on an ongoing basis, their accounts receivable, together with customary related security and interests in the proceeds thereof, to Audacy NY. Pursuant to the A&R Sale and Contribution Agreement, Audacy NY has sold and contributed, and will continue to sell and contribute on an ongoing basis, its accounts receivable, together with customary related security and interests in the proceeds thereof, to Audacy Receivables. Pursuant to the A&R Receivables Purchase Agreement, Audacy Receivables has sold and will continue to sell on an ongoing basis such accounts receivable, together with customary related security and interests in the proceeds thereof, to the Investors (as defined in the A&R Receivables Purchase Agreement) in exchange for cash investments.

Yield is payable to Investors under the A&R Receivables Purchase Agreement at a variable rate based on either one-month SOFR or commercial paper rates plus a margin. Collections on the accounts receivable will be used to (i) satisfy the obligations of Audacy Receivables under the Receivables Facility or (ii) purchase additional accounts receivable from the Originators, or may be distributed to Audacy NY, the sole member of Audacy Receivables. Audacy Operations acts as the servicer under the Agreements.

The Agreements contain representations, warranties and covenants that are customary for bankruptcy-remote securitization transactions, including covenants requiring Audacy Receivables to be treated at all times as an entity separate from the Originators, Audacy Operations, the Company or any of its other affiliates and that transactions entered into between Audacy Receivables and any of its affiliates shall be on arm’s-length terms. The A&R Receivables Purchase Agreement also contains customary default and termination provisions which provide for acceleration of amounts owed under the A&R Receivables Purchase Agreement upon the occurrence of certain specified events with respect to Audacy Receivables, Audacy Operations, the Originators, or the Company, including, but not limited to (i) Audacy Receivables’ failure to pay yield and other amounts due, (ii) certain insolvency events (which exclude the Chapter 11 Cases), (iii) certain judgments entered against the parties, (iv) certain liens filed with respect to assets, (v) breach of certain financial covenants and ratios, (vi) failure to reach certain milestones in connection with the Chapter 11 Cases and (vii) certain other events during the pendency of the Chapter 11 Cases.

Pursuant to the A&R Performance Guaranty, the Company has agreed to guarantee the performance obligations of Audacy Operations and the Originators under the Receivables Facility documents. The Company has not agreed to guarantee any obligations of Audacy Receivables or the collection of any of the receivables and will not be responsible for any obligations to the extent the failure to perform such obligations by Audacy Operations or any Originator results from receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness or other financial inability to pay of the related obligor.

Unless earlier terminated or subsequently extended pursuant to the terms of the A&R Receivables Purchase Agreement, the Receivables Facility will expire on January 9, 2026.

The foregoing summaries of the A&R Receivables Purchase Agreement, the A&R Purchase and Sale Agreement, the A&R Sale and Contribution Agreement and the A&R Performance Guaranty do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, copies of which are filed as Exhibits 10.2, 10.3, 10.4, and 10.5, respectively, to this current report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under the headings “DIP Facility” and “Amendments to Receivables Facility” under Item 1.01 above is also responsive to this Item 2.03 and is hereby incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On January 9, 2024, the Company issued a press release announcing approval from the Bankruptcy Court for all first day motions related to the Chapter 11 Cases. A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This current report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and are subject to certain risks and uncertainties, including the Company’s ability to successfully navigate the Chapter 11 Cases; the expected timing of hearings and approval of the Plan, the Company’s ability to manage its business without disruption during the Chapter 11 Cases, the Company’s expected operational liquidity from the DIP Facility and the Receivables Facility; anticipated future financial or operational results, and the Company’s financial position upon emergence from the Chapter 11 Cases. Additional information and key risks applicable to these statements are described in the Company’s reports on Forms 8-K, 10-Q and 10-K and other filings the Company makes with the U.S. Securities and Exchange Commission. All of the forward-looking statements in this current report on Form 8-K are qualified by these cautionary statements, and actual results or developments may differ materially from those in these forward-looking statements. The Company assumes no obligation to publicly update or revise any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Debtor-in-Possession Credit Agreement, by and among Audacy, Inc. and its subsidiaries listed therein, Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent, and the lenders party thereto (incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed on January 8, 2024 (File No. 001-14461)).

10.2	Amended and Restated Receivables Purchase Agreement, dated as of January 9, 2024, by and among Audacy Receivables, LLC, Autobahn Funding Company LLC, DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt AM Main and Audacy Operations, Inc

10.3	Amended and Restated Purchase and Sale Agreement, dated as of January 9, 2024, among Audacy Operations, Inc., the originators party thereto and Audacy New York, LLC

10.4	Amended and Restated Sale and Contribution Agreement, dated as of January 9, 2024, among Audacy Operations, Inc., Audacy New York, LLC and Audacy Receivables, LLC

10.5	Amended and Restated Performance Guaranty, dated as of January 9, 2024, between Audacy, Inc. and DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt AM Main

99.1	Press release, dated January 9, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Audacy, Inc.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President

Dated: January 10, 2024